     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 20, 1997
                                       REGISTRATION NO.  333-___________________
================================================================================

                     SECURITIES  AND  EXCHANGE  COMMISSION
                            WASHINGTON, D.C.  20549

                            ---------------------

                                   FORM  S-8
                            REGISTRATION  STATEMENT
                                     UNDER
                         THE  SECURITIES  ACT  OF  1933


                              ZYDECO ENERGY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   DELAWARE                                 76-0404904
      (STATE OR OTHER JURISDICTION OF              (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NO.)


            1710 TWO ALLEN CENTER
              1200 SMITH STREET
                HOUSTON, TEXAS                               77002
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)            (ZIP CODE)


                              ZYDECO ENERGY, INC.
                          1996 INCENTIVE EQUITY PLAN
                           (FULL TITLE OF THE PLAN)

                               SAM B. MYERS, JR.
                           CHAIRMAN OF THE BOARD AND
                            CHIEF EXECUTIVE OFFICER
                             1710 TWO ALLEN CENTER
                               1200 SMITH STREET
                             HOUSTON, TEXAS  77002
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                (713) 659-2222
                    (TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OR AGENT FOR SERVICE)


                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                             PROPOSED
                                                              MAXIMUM        PROPOSED MAXIMUM
                                          AMOUNT TO BE     OFFERING PRICE   AGGREGATE OFFERING        AMOUNT OF
 TITLE OF SECURITIES TO BE REGISTERED   REGISTERED/(1)/    PER SHARE/(2)/      PRICE/(2)/      REGISTRATION FEE/(2)/
 ----------------------------------------------------------------------------------------------------------------------
 Shares of Common Stock,
    $0.001 par value per share           950,000 Shares     $5.375              $5,106,250          $1,547.34
=======================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the average of the bid and asked price of the Registrant's Common Stock on the NASDAQ Small Cap Issuer Market on May 14, 1997.

                                      PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

               The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference hereto pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The Company incorporates herein by reference the following documents, or portions of documents, as of their respective dates as filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended.

              1. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

              2. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; and

              3. The description of the Company's common stock, par value $.001 per share (the "Common Stock"), contained in the registration statement on Form 8-A, dated July 13, 1993.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

     ITEM 4.  DESCRIPTION OF SECURITIES.

         The information required by Item 4 is not applicable to this Registration Statement since each class of securities to be offered is registered under Section 12 of the Exchange Act.

     ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

     ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company is governed by Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), which provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation (a "derivative action")), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

         Article VIII (B) of the Company's Certificate of Incorporation requires indemnification of directors and officers to the full extent permitted under the DGCL. Subject to any restrictions imposed by the DGCL, Article VIII of the

     Company's Bylaws provide a right to indemnification for all expense, liability and loss (including attorneys' fees) actually and reasonably incurred by any person in connection with any actual or threatened proceeding by reason of the fact that such person is or was serving as a director or officer of the Company or that, being or having been such a director or officer of the Company, such person is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation. The Company's Bylaws also provide that the Company may, by action of its Board of Directors, provide indemnification to its employees or agents with the same scope and effect as the foregoing indemnification of directors and officers.

         Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

         Article VIII (A) of the Company's Certificate of Incorporation, as amended, provides that to the full extent that the DGCL permits the limitation or elimination of the liability of directors, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment or repeal of such Article VIII (A) will not adversely affect any right or protection of a director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         Section 8.6 of the Bylaws permits the Company to purchase insurance coverage for officers, directors, employees and agents for liability arising out of such status, whether or not the Company would have the power to indemnify them.

     ITEM 8.  EXHIBITS.

Exhibit
Number        Description
------        -----------

5.1* Opinion of Andrews & Kurth L.L.P., as to the legality of the securities being registered.

23.1 Consent of Counsel (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

23.2*        Consent of Ryder Scott Company Petroleum Engineers.

23.3*        Consent of Arthur Andersen LLP.

24.1 Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

99.1*        Zydeco Energy, Inc. 1996 Incentive Equity Plan.

_________________
*   Filed with this Registration Statement.

     ITEM 9.  UNDERTAKINGS.

        (a)   The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 19th day of May, 1997.

                                    Zydeco Energy, Inc.


                              By    /s/ Sam B. Myers, Jr.
                                    ---------------------
                                    Sam B. Myers, Jr.
                                    Chairman of the Board and
                                    Chief Executive Officer


          KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Zydeco Energy, Inc. (the "Company") hereby constitutes and appoints Sam B. Myers, Jr. and Edward R. Prince, Jr. , or either of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

          Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                      Title                               Date
---------                      -----                               ----

/s/ Sam B. Myers, Jr.          Chairman of the Board,              May 19, 1997
-----------------------------  Chief Executive Officer
Sam B. Myers, Jr.              (Principal Executive Officer), and
                               Director

/s/ Edward R. Prince, Jr.      Vice-Chairman of the Board and      May 19, 1997
-----------------------------  Director
Edward R. Prince, Jr.

/s/ John O. Smith              President, Chief Operating          May 19, 1997
-----------------------------  Officer and Director
John O. Smith

/s/ W. Kyle Willis             Vice President, Treasurer, and      May 19, 1997
-----------------------------  Chief Financial Officer
W. Kyle Willis                 (Chief Accounting Officer)

/s/ Philip A. Tuttle           Director                            May 19, 1997
-----------------------------
Philip A. Tuttle

/s/ Harry C. Johnson           Director                            May 19, 1997
-----------------------------
Harry C. Johnson

/s/ Charles E. Bradley, Sr.    Director                            May 19, 1997
-----------------------------
Charles E. Bradley, Sr.

                                    THE PLAN

               Pursuant to the requirements of the Securities Act of 1933, the members of the Compensation Committee, functioning as the Plan Administrator of the Zydeco Energy, Inc. 1996 Incentive Equity Plan, have duly caused the Registration Statement to be signed on behalf of the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on May 19, 1997.


                                 ZYDECO ENERGY, INC. 1996 INCENTIVE EQUITY PLAN

                                 /S/ PHILIP A. TUTTLE
                                 Philip A. Tuttle

                                 /S/ CHARLES E. BRADLEY, SR.
                                 Charles E. Bradley, Sr.

                                 /S/ HARRY C. JOHNSON
                                 Harry C. Johnson